Exhibit 10.13

DEED OF ASSIGNMENT

IN

PETROLEUM AGREEMENT

FOR

THE EXPLORATION FOR AND EXPLOITATION OF HYDROCARBONS

IN THE ZONE OF INTEREST

NAMED

“ESSAOUIRA OFFSHORE”

The present deed of assignment is concluded between:

CANAMENS ENERGY MOROCCO SARL, a company incorporated under the laws of the Kingdom of Morocco, whose registered office is at Twin Center Tour Ouest 16ème étage angle BD Zerktouni et Massira Khadra, CASABLANCA, MOROCCO, hereinafter referred to as “CANAMENS” (the “Assignor”), herein represented by its Manager, Mr. Jan KIELLAND;

AND

KOSMOS ENERGY DEEPWATER MOROCCO, a company organized and established under the laws of the Cayman Islands, whose registered office is located at 4th Floor, Century Yard, Cricket Square, Hutchins Drive, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands, hereinafter named “KOSMOS”, (the “Assignee”), herein represented by its Vice President, Mr. Hugh MCDOWELL,

CANAMENS and KOSMOS may collectively be referred to as the “Parties”

PREAMBLE

A.                          The Office National des Hydrocarbures et des Mines (“ONHYM”), CANAMENS and KOSMOS are parties to:

a)    the Petroleum Agreement between ONHYM, KOSMOS and CANAMENS signed on September 91h, 2011 and approved by joint order of the Minister in charge of Energy and the Minister in charge of Finance Ns 1799-12 on April 2”d 2012 published in Official Gazette N2 6058 dated June 21St, 2012 (the “Petroleum Agreement”), in pursuance of which they have obtained the exclusive right to undertake petroleum activities in the Area of Interest (“ESSAOUIRA OFFSHORE”) comprising the exploration permits as specified in the Petroleum Agreement;

b)    the Association Contract signed on September 9th, 2011 relating to exploration for and exploitation of hydrocarbons in the Area of Interest referred to as ESSAOUIRA OFFSHORE (the “Association Contract”);

c)     the seven (7) exploration permits referred to as “ESSAOUIRA OFFSHORE I”, “ESSAOUIRA OFFSHORE II”, “ESSAOUIRA OFFSHORE Ill”, “ESSAOUIRA OFFSHORE IV” , “ESSAOUIRA OFFSHORE V” , “ESSAOUIRA OFFSHORE VI” and “ESSAOUIRA OFFSHORE VII” granted by orders of the Minister in charge of Energy effective from October 21’, 2011 (the “Permits”);

The Petroleum Agreement, the Association Contract and the Permits are hereinafter collectively referred to as the “Documents”.

B.                               In accordance with the Documents, ONHYM, CANAMENS and KOSMOS are holders of the exclusive right to prospect for liquid and gaseous hydrocarbons in the area defined by the Permits;

C.                               Article 17 of the Petroleum Agreement, and Clause 10 of the Association Contract, permits the Parties to the Petroleum Agreement and the Association Contract to assign and transfer in whole or in part their Percentage Interest as defined by the Documents in accordance with Article 8 of the Law n° 21-90 as amended and updated by the Law n° 27-99 and Section 19 of the Decree n° 293-786 as amended and updated by Decree n° 2-99-210;

D.                               Article 17 of the Petroleum Agreement and Clause 10 of the Association Contract require the approval of the Minister in charge of Energy and the consent of the Parties before an assignee may acquire any rights pursuant to the Documents;

E.                               The Parties have agreed that provided that the approvals and agreements referred to in Article 1 below are obtained, CANAMENS shall transfer to KOSMOS one hundred per cent (100%) of its undivided Percentage Interest in accordance with the Documents (the “Assignment”).

In witness whereof, the Parties have agreed the following between themselves in consideration of the obligations set out in the present deed of assignment:

Article 1

On the condition of the approval and agreement of the Minister in charge of Energy and of ONHYM, and as well as those agreements stated in the present deed of assignment, the Assignment to KOSMOS shall be effective on the date of the signature of the joint order (arrêté) of the Minister in charge of Energy and the Minister in charge of Finance approving the Amendment N°1 to the Petroleum Agreement (the “Effective Date”).

Article 2

Pursuant to the Documents, CANAMENS assigns and transfers, and KOSMOS accepts by the present document, one hundred per cent (100%) of its undivided Interest in the Documents (the “KOSMOS Assigned Interest”), so that the interest held by the parties in the Documents at the Effective Date to the Documents is as follows:

ONHYM twenty-five per cent (25%)

KOSMOS seventy-five per cent (75%)

Article 3

KOSMOS acknowledges and accepts that it shall assume and fulfil all the obligations, responsibilities and duties from the Effective Date, under the Documents that may arise after this date related to the KOSMOS Assigned Interest.

KOSMOS agrees to indemnify and hold each of ONHYM and CANAMENS harmless from and against all such obligations, liabilities, duties, costs and expenses arising out of operations relating to the Documents which accrue after the Effective Date related to the KOSMOS Assigned Interest.

Article 4

CANAMENS declares and warrants by the present deed of assignment that it has not in any way previously transferred, assigned or pledged its interest under the Documents constituting the object of the present assignment to KOSMOS, and CANAMENS shall undertake to indemnify and shall hold KOSMOS harmless from all claims, losses or damages that KOSMOS may suffer or incur owing to a violation of the above declaration and warranty.

CANAMENS herein commits to indemnify and hold KOSMOS harmless from all responsibilities and obligations relating to the KOSMOS Assigned Interest which accrue before the Effective Date.

Article 5

The Parties shall sign all other documents and shall carry out all other activities that may be necessary or desirable to obtain the consent of the Minister in charge of Energy as well as the present Assignment, to confirm or record the assignment of the KOSMOS Assigned Interest, and to put this into effect in accordance with the laws of the Kingdom of Morocco.

Article 6

All the terms used in the present deed of assignment (with the exception of the term “Parties”) have the same definition as that indicated in the Documents.

In witness whereof, the Parties have duly signed this deed of assignment in four (4) original copies in the French language and in three (3) copies in the English language on the day of 19 December 2012

CANAMENS ENERGY MOROCCO SARL

/s/ JAN KIELLAND

By:	JAN KIELLAND

Position:	Manager

KOSMOS ENERGY DEEPWATER MOROCCO

/s/ HUGH MCDOWALL

BY: HUGH MCDOWALL

Position:	VICE PRESIDENT

By its agreement to this Assignment as indicated in the present deed of assignment, ONHYM accepts and consents to the KOSMOS Assignment. Moreover, it is agreed that the conditions of Article 17 of the Petroleum Agreement and Clause 10 of the Association Contract have been fulfilled.

Read and approved

Date: 19 December  2012

OFFICE NATIONAL DES HYDROCARBURES ET DES MINES.

/s/ AMINA BENKHADRA
By:	AMINA BENKHADRA

Position:	GENERAL DIRECTOR